Exhibit 99.1

Eidos Therapeutics Appoints William Lis to Board of Directors

SAN FRANCISCO, December 6, 2018 /PRNewswire/ -- Eidos Therapeutics, Inc. (Eidos) (Nasdaq:EIDX), a clinical stage biopharmaceutical company focused on addressing the large unmet need in transthyretin (TTR) amyloidosis (ATTR), today announced the appointment of William Lis, to Eidos’ Board of Directors, effective December 4, 2018.   Mr. Lis has more than 25 years of experience in the biopharmaceutical industry, including serving as chief executive officer of Portola Pharmaceuticals, Inc.

“Bill is an accomplished biopharmaceutical executive with a proven track record in building and leading organizations, and has significant expertise in successfully developing new therapies in the field of cardiology,” said Neil Kumar, PhD., chief executive officer of Eidos. “We are pleased to welcome Bill to our Board of Directors. Bill’s extensive experience will serve us well as we continue to advance the clinical development of AG10, a potentially disease-modifying therapy for the treatment of ATTR.”

“With the Phase 3 study of AG10 expected to start in 2019, this is an important time for Eidos,” said Mr. Lis. “I look forward to leveraging my experience in building biopharmaceutical organizations and developing novel therapies to help Eidos achieve its mission of developing a potentially best-in-class treatment for ATTR patients.”

William Lis has more than 25 years of biopharmaceutical experience. He served as Chief Executive Officer and a director of Portola Pharmaceuticals, Inc. from 2010 until 2018 after serving as Chief Operating Officer and Chief Business Officer in 2009 and 2008, respectively. Under his leadership, Portola successfully grew from a discovery stage company to a fully integrated R&D and commercial organization, and independently advanced: Andexxa® and Bevyxxa®, which received FDA Breakthrough and Fast Track designation, respectively, from discovery and early stage development through commercial launch, and cerdulatinib, a novel immunology and oncology compound, from discovery through Phase 2 clinical development. He led private and public financings including an initial public offering in 2013; multiple corporate partnerships; academic clinical development collaborations; and milestones that resulted in the growth of the company’s valuation from $250 million to $2.7 billion during his tenure. Prior to Portola, Mr. Lis held executive and management positions at Scios, Inc. (a Johnson & Johnson company) from 2003 to 2008 where he last served as Vice President of Commercial Operations and Business Development, having led efforts for the in-licensing, and then the strategic development and pre-commercial launch for Xarelto®. He also held positions of increasing responsibility at Millennium Pharmaceuticals, Inc. (previously COR Therapeutics, Inc.) from 1998 to 2003 in commercial and medical affairs for INTEGRILIN® and early stage compounds, Earlier in his career, he was involved in the U.S. commercial launch of several products with multiple pharmaceutical companies, including Lovenox® and Rilutek® while at Rhone-Poulenc Rorer. Mr. Lis serves as independent director for Zai Lab Limited (ZLAB, Nasdaq) and served as a member of the Biotechnology Innovation Organization (BIO) Board of Directors for the Emerging Companies Section in 2015 and 2016. Mr. Lis holds a B.S. from the University of Maryland.

Additionally, Eidos also announced that Hoyoung Huh, MD, PhD, who has served as a member of Eidos’s Board of Directors since March 2016, has stepped down from his role as a director of Eidos, effective as of December 4, 2018. Dr. Huh will continue as a consultant to Eidos through his leadership at BridgeBio Pharma LLC, the parent company and majority shareholder of Eidos.

“We are grateful for Hoyoung’s service to Eidos,” stated Dr. Kumar. “His leadership and guidance have been instrumental in the progress we have achieved at Eidos.”

About AG10

AG10 is an investigational, orally-administered small molecule designed to potently stabilize tetrameric transthyretin, or TTR, thereby halting at its outset the series of molecular events that give rise to amyloidosis, or ATTR. In a Phase 2 clinical trial in ATTR-CM patients, AG10 was well tolerated, demonstrated >90% TTR average stabilization at day 28, and increased serum TTR concentrations, a prognostic indicator of survival in ATTR-CM in a dose-dependent manner. AG10 is currently being studied in an open-label extension of a Phase 2 clinical trial in patients with ATTR cardiomyopathy. Subject to discussions with regulatory agencies, Eidos plans to initiate Phase 3 pivotal studies of AG10 in the first half of 2019.

AG10 was designed to mimic a naturally-occurring variant of the TTR gene (T119M) that is considered a “rescue mutation” because it has been shown to prevent ATTR in individuals carrying pathogenic, or disease-causing, mutations in the TTR gene. To our knowledge, AG10 is the only TTR stabilizer in development that has been observed to mimic the “super-stabilizing” properties of this rescue mutation.

About transthyretin amyloidosis (ATTR)

ATTR represents a significant unmet need of a comparatively large patient population in the context of rare genetic diseases with an inadequate current standard of care. There are three distinct diseases that comprise the ATTR family: wild-type ATTR cardiomyopathy (ATTRwt-CM), mutant ATTR cardiomyopathy (ATTRm-CM), and ATTR polyneuropathy (ATTR-PN). The worldwide prevalence of each disease is approximately 400,000 patients, 40,000 patients and 10,000 patients, respectively.

All three forms of ATTR are progressive and fatal. For patients with ATTRwt-CM and ATTRm-CM, symptoms usually manifest later in life (age 50+), with median survival of three to five years from diagnosis. ATTR-PN either presents in a patient’s early 30s or later (age 50+), and results in a median life expectancy of five to ten years from diagnosis. Progression of all forms of ATTR causes significant morbidity, impacts productivity and quality of life, and creates a significant economic burden due to the costs associated with progressively greater patient needs for supportive care.

About Eidos Therapeutics

Eidos Therapeutics is a clinical stage biopharmaceutical company focused on addressing the large and growing unmet need in diseases caused by transthyretin (TTR) amyloidosis (ATTR). For more information, please visit www.eidostx.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. All statements other than statements of historical facts, including the statements about the potential therapeutic and clinical benefits of AG10, its potential to become a best-in-class treatment for ATTR-CM, future clinical milestones of AG10, including the initiation of Phase 3 pivotal studies for AG10, the timing of these events, the indications we intend to pursue and our possible clinical or other business strategies, are forward-looking statements. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. These forward-looking statements are based on our management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our limited operating history and historical losses, our liquidity to fund the development of AG10 through current and future milestones, our ability to raise additional funding to complete the development of AG10, our dependence on the success of AG10, results from our clinical trials and pre-clinical studies and those of third parties working in the same area as our product candidate, our ability to advance AG10 in clinical development in accordance with our plans, and our dependence on third parties in connection with our manufacturing, clinical trials and pre-clinical studies. Additional risks and uncertainties that could affect our future results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which is available on the SEC’s website at www.sec.gov and our website at eidostx.com. Additional information on potential risks will be made available in other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Media Contact:

Carolyn Hawley

Canale Communications

619-849-5382

Carolyn@canalecomm.com

Investor Contact:

Alex Gray

Burns McClellan

212-213-0006

agray@burnsmc.com